Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-118325) of Nomac Drilling Corporation of our report dated June 28, 2007 relating to the financial statements of the Nomac Drilling 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Tulsa, Oklahoma
June 28, 2007